                                                                  Exhibit 10.5.5

                              STANDARD OFFICE LEASE

        This Standard Office Lease ("LEASE") is made and entered into as of this 29th day of February, 2000, by and between ARDEN REALTY FINANCE IV, L.L.C., a Delaware limited liability company ("LANDLORD"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation ("Tenant").

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite No. 1200, as designated on the plan attached hereto and incorporated herein as Exhibit "A" ("PREMISES"), of the project ("PROJECT") whose address is 600 Corporate Pointe, Culver City, California for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

A.    TERM:                                      Five (5) years, nine (9) months
                                                 and seventeen (17) days

      COMMENCEMENT DATE:                         March 15, 2000.

      EXPIRATION DATE:                           December 31, 2005.

B.    SQUARE FOOTAGE:                            23,520 rentable (22,206 usable)
                                                 square feet

C.    Basic Rental:

                          Annual         Monthly          Monthly Basic Rental
         Lease Month   Basic Rental    Basic Rental     Per Rentable Square Foot
         -----------   ------------    ------------     ------------------------
            1-30*       $635,040.00     $52,920.00                $2.25
            31-69       $663,264.00     $55,272.00                $2.35

            *Including the partial month at the beginning of the Term

D.    BASE YEAR:                                 2000

E.    TENANT'S PROPORTIONATE SHARE:              8.60%

F.    SECURITY DEPOSIT:                          A security deposit of
                                                 $55,272.00 shall be due and
                                                 payable by Tenant to Landlord
                                                 upon Tenant's execution of this
                                                 Lease.

G.    PERMITTED USE:                             General office use

H.    BROKERS:                                   CB Richard Ellis, Inc.

I.    PARKING                                    PASSES: Tenant shall have the
                                                 use of up to four (4)
                                                 unreserved parking passes for
                                                 each 1,000 usable square feet
                                                 contained in the Premises,
                                                 which equals eighty-nine (89)
                                                 passes, at the rate provided in
                                                 Article 23 hereof.

J.    FIRST MONTH'S RENT:                        The first full month's rent of
                                                 $52,920.00 shall be due and
                                                 payable by Tenant to Landlord
                                                 upon Tenant's execution of this
                                                 Lease.

                                   ARTICLE 2

                                  TERM/PREMISES

        The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term, with the first Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the eleventh (11th) month after the Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date. Landlord and Tenant hereby agree and acknowledge that this Lease is hereby made expressly contingent upon Landlord's successful consummation of a lease termination agreement with the existing tenant of the Premises. In the event Landlord does not consummate a lease termination agreement with the existing tenant on or before April 15, 2000, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time prior to the time such termination agreement has been consummated and written notice thereof has been delivered to Tenant. In addition, in the event the current tenant has not actually vacated the Premises on or before May 15, 2000, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time prior to the time such existing tenant vacates the Premises and Landlord makes possession of the Premises available to Tenant. If Landlord is unable to deliver possession of the Premises to Tenant on or before the anticipated Commencement Date, Landlord shall not be subject to any liability for its failure to do so, and, except as set forth above, such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions. Within thirty (30) days after the Commencement Date, Landlord shall deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit "C", accurately stating the Commencement Date and otherwise completed in accordance with the terms of this Lease. Within ten (10) days after receipt of the Commencement Letter, Tenant shall execute and return to Landlord the Commencement Letter after making any changes necessary to make such letter factually accurate. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgment by Tenant that the statements included in such notice in good faith are true and correct, without exception.

                                    ARTICLE 3

                                     RENTAL

         (a) BASIC RENTAL. Tenant agrees to pay to Landlord during the Term hereof, at Landlord's office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.C of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, except as otherwise expressly provided in this Lease and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, the first full month's rent shall be paid to Landlord in accordance with Article 1.J. of the Basic Lease. On the first day of the first full calendar month after the Commencement Date, Tenant shall pay a prorated amount of Basic Rental, which amount shall be prorated based upon the length of time from the Commencement Date through the last day of the calendar month in which the Commencement Date occurred.

         (b) INCREASE IN DIRECT COSTS. The term "BASE YEAR" means the calendar year set forth in Article 1.D. of the Basic Lease Provisions. If, in any calendar year during the Term of this Lease, the "Direct Costs" (as hereinafter defined) paid or incurred by Landlord shall be higher than the Direct Costs for the Base Year, Tenant shall pay an additional sum for such and each subsequent calendar year equal to the product of the amount set forth in Article 1.E. of the Basic Lease Provisions multiplied by such increased amount of "Direct Costs." In the event either the Premises and/or the Project is expanded or reduced, then Tenant's Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's Proportionate Share for such year shall be determined on the basis of the number of days during that particular calendar year that such Tenant's Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty-five (365). Any and all amounts due and payable by

Tenant pursuant to Article 3(b),(c) and (d) hereof shall be deemed "ADDITIONAL RENT" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

         (c) DEFINITIONS. As used herein the term "DIRECT COSTS" shall mean the sum of the following:

         (i) "TAX COSTS", which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the "REAL PROPERTY") or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord's reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially on the rents, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term "Direct Costs." In no event shall Tax Costs included in Direct Costs for any year subsequent to the Base Year be less than the amount of Tax Costs included in Direct Costs for the Base Year (i.e., in the event Tax Costs for any comparison year are lower than the Base Year Tax Costs, Tenant's Proportionate Share of Tax Costs for such comparison year shall be zero). In addition, when calculating Tax Costs for the Base Year, special assessments shall only be deemed included in Tax Costs for the Base Year to the extent that such special assessments are included in Tax Costs for the applicable subsequent calendar year during the Term. Notwithstanding anything to the contrary contained in this Section 3(c)(i), there shall be excluded from Tax Costs (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts attributable to operations at the Project), (ii) any items included as Operating Costs, and (iii) any items paid by Tenant under Article 6 of this Lease.

         (ii) "OPERATING COSTS", which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding network cable, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding network cable and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant's fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners' association pertaining to the Project, capital expenditures incurred to effect economies of operation of, or stability of services to, the Project and capital expenditures required by government regulations, laws, or ordinances not in effect as of the Commencement Date (provided that any capital costs shall be amortized over their useful life in accordance with Landlord's standard accounting practices); the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance for the Project carried by Landlord (provided, however, that if Landlord does not carry earthquake insurance for the

Project during any part of the Base Year, but subsequently obtains earthquake insurance for the Project during the Lease Term, then from and after the date upon which Landlord obtains such earthquake insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Costs for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent calendar year); the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager, but which fees shall be comparable to fees charged by comparable landlords for comparable services in the vicinity of the Project) and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. Notwithstanding anything to the contrary set forth in this Article 3, when calculating Operating Costs for the Base Year, unless Operating Costs for the applicable subsequent calendar year include the following items, Operating Costs shall exclude (a) market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes, (b) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and (c) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years). Similarly, in calculating Operating Costs for the Base Year, there shall be added, to the extent Operating Costs for the applicable subsequent year are increased due to such items, the following extraordinary or non-recurring reductions in Operating Costs for the Base Year (to the extent applicable), (i) credits, refunds or rebates related to overpayments in prior years, (ii) "teaser" rates and one-time discounts, and (iii) delays or deferrals in assessment or billing for property tax increases due to a change of ownership or improvements occurring or completed during or prior to the Base Year.

        Notwithstanding anything above to the contrary, Operating Costs shall not include (1) the cost of providing any service directly to and paid directly by any tenant (outside of such tenant's Direct Cost payments); (2) the cost of any items for which Landlord is reimbursed by insurance proceeds, condemnation awards, a tenant of the Project, or otherwise to the extent so reimbursed; (3) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission; (4) depreciation, amortization of principal and interest on mortgages or ground lease payments (if any); (5) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied except as expressly included in Operating Costs pursuant to the definition above; (6) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or any law, code, regulation, ordinance or the like; (7) Landlord's general corporate overhead and general and administrative expenses; (8) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than in the parking facility for the Project); (9) costs incurred in connection with upgrading the Project to comply with disability, life, seismic, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the Americans with Disabilities Act ("ADA"), including penalties or damages incurred due to such non-compliance; (10) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Costs) or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Project (including the land on which the Project is situated); (11) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project; (12) real estate brokers' leasing commissions; (13) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project; (14) any costs expressly excluded from Operating Costs elsewhere in this Lease; (15) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Project) to the extent Landlord receives reimbursement from insurance proceeds or from a third party (except that any deductible amount under any insurance policy shall be included within Operating Costs); (16) rentals and other related expenses for leasing an HVAC system, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Project) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Costs pursuant to this Lease; (17) depreciation, amortization and interest payments, except as specifically included in Operating Costs pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (18) costs incurred by Landlord for alterations (including structural additions), repairs, equipment and tools which are of a capital nature and/or which are considered capital improvements or replacements under generally accepted accounting principles, consistently applied, except as specifically included in Operating Costs pursuant to the terms of this Lease; (19) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge;
(20) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if such space was vacant); (21) costs incurred in connection with the operation of retail stores selling merchandise and restaurants in the Project to the extent such costs are in excess of the costs Landlord reasonably estimates would have been incurred had such space been used for general office use; (22) costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and/or payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Project, other than such claims or disputes respecting any services or equipment used in the operation of the Building by Landlord, the cost of which are included in Operating Costs; (23) costs associated with the operation of the business of the partnership which constitutes Landlord as the same are distinguished from the costs of operation of the Project; (24) costs incurred in connection with the original construction of the Project; (25) costs of correcting defects in or inadequacy of the initial design or construction of the Project; (26) costs incurred to (i) comply with laws relating to the removal of any "Hazardous Material," as that term is defined in Article 28 of this Lease, which was in existence on the Project prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) to remove, remedy, contain, or treat any Hazardous Material, which Hazardous Material is brought onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and (27) costs incurred in connection with the buying, selling, mortgaging or financing of the Project (provided that the foregoing shall not apply to any reassessment under Proposition 13); (28) costs and expenses otherwise includable in Operating Costs to the extent the same arise from the gross negligence or tortious acts of Landlord or any of Landlord's agents, employees or contractors; (29) any overhead and/or profit increment paid to Landlord or to subsidiaries or affiliates or Landlord for services in the Project to the extent the same exceed the amount which would generally be expected to be the cost of such services rendered by comparably qualified unaffiliated third parties; and (30) any item to the extent the costs thereof has already been included in Direct Costs under another category.

         (d) DETERMINATION OF PAYMENT.

                  (i) If for any calendar year ending or commencing within the Term, Tenant's Proportionate Share of Direct Costs for such calendar year exceeds Tenant's Proportionate Share of Direct Costs for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and (iii), below, and as additional rent, an amount equal to the excess (the "EXCESS").

                  (ii) Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Costs for the then-current calendar year shall be and the estimated Excess (the "ESTIMATED EXCESS") as calculated by comparing Tenant's Proportionate Share of Direct Costs for such calendar year, which shall be based upon the Estimate, to Tenant's Proportionate Share of Direct Costs for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 3. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the Monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

                  (iii) In addition, Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each calendar year, a statement (the "STATEMENT") which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of the Excess. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of Monthly Basic Rental due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess. If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant's next installments of Estimated Excess. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Article 3(d). In the event the Statement shows that an overpayment has been made, Landlord will refund such overpayment to Tenant within thirty (30) days after delivery of the Statement by Landlord. The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

                  (iv) Within one hundred twenty (120) days after receipt of a Statement by Tenant ("REVIEW PERIOD"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is hired on a non-contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period. Tenant's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord's standard accounting practices, at Tenant's expense, by an independent certified public accountant selected by Landlord, and reasonably approved by Tenant, and who is a member of a nationally or regionally recognized accounting firm, which certification shall be binding upon

Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than five percent (5%), then the cost of both accountants and the cost of such certification shall be paid for by Landlord, within thirty (30) days after invoicing by Tenant. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Costs payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

                  (v) If the Project is a party of a multi-building development those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable and consistent basis.

                                    ARTICLE 4

                                SECURITY DEPOSIT

        Tenant has deposited with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord's general funds but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the Lease Term, and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to Tenant's assignee), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (i) an amount reasonably estimated by Landlord to cover potential Direct Cost reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Direct Cost payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord's delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and
(iii) any and all amounts permitted by law or this Article 4. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, to the extent the same are inconsistent with Landlord's right to claim those sums specified in this Article 4 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

                                    ARTICLE 5

                                  HOLDING OVER

        Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month, only upon each and all of the terms herein provided as may be applicable to a month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Basic Rental at one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant's Proportionate Share of any increase in Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Landlord notifies Tenant in writing at least thirty (30) days prior to the Lease Expiration Date that Landlord has a signed proposal from a succeeding tenant to lease the Premises, and if Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney's fees and costs.

                                    ARTICLE 6

                             PERSONAL PROPERTY TAXES

        Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property or above-standard improvements. Tenant shall assume and pay to Landlord at the time of paying Basic Rental any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this
Article 6 shall not be included in the computation of "Tax Costs."

                                    ARTICLE 7

                                       USE

        Tenant shall use and occupy the Premises only for the use set forth in
Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe the rights of other tenants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project excluding structural changes to the Project not related to Tenant's particular use of the Premises, and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's failure to comply with the provisions of this Article. Landlord represents that Landlord has taken or shall take the necessary steps to comply with what Landlord reasonably believes are the requirements of ADA in effect as of the date of this Lease as it pertains to the common areas within the Project. Operating Costs shall not include any cost incurred by Landlord in connection with upgrading the Project to comply with the requirements of the ADA that are in effect as of the date of this Lease, including penalties or damages incurred due to such noncompliance.

                                    ARTICLE 8

                              CONDITION OF PREMISES

        The parties acknowledge that until the "Start Date," as the term is defined in the Tenant Work Letter, the Premises shall be leased to Tenant in its "as is" condition. Thereafter, the Premises shall be renovated as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit "D" and made a part hereof. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the "TENANT IMPROVEMENTS." The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition; provided, however, that the foregoing shall not be deemed to relieve Landlord of any repair obligations otherwise set forth in this Lease. Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

        Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make claim against Landlord for interruption or interference with Tenant's business and/or operations.

                                   ARTICLE 9

                             REPAIRS AND ALTERATIONS

        Landlord shall maintain the structural portions of the Project including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas and shall also maintain and repair the basic mechanical, electrical, lifesafety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems. Except as expressly provided as Landlord's obligation in this Article 9, Tenant shall keep the Premises in good condition and repair. All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises shall be promptly repaired by Tenant, at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after Tenant's receipt of written notice and the reasonable opportunity of Tenant to make said repair within ten
(10) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) business days from invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent. Tenant shall make no alterations, changes or additions in or to the Premises (collectively, "ALTERATIONS") without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations. Tenant shall construct such Alterations in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord's construction rules and regulations. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Notwithstanding anything to the contrary contained herein, Tenant may make strictly cosmetic changes to the finish work in the Premises (the "COSMETIC ALTERATIONS") without Landlord's consent, provided that the aggregate cost of any such alterations does not exceed $75,000.00 in any twelve (12) month period, and further provided that such alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, nor adversely affect, the systems and equipment of the Project, and (iii) affect the exterior appearance of the Project. Tenant shall give Landlord at least fifteen (15) days prior notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Article 9. Tenant hereby indemnifies, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee. If permitted Alterations are made, they shall be made at Tenant's sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time of Tenant's request for consent to such Alterations (provided Tenant requests that Landlord make such a determination at the time of Tenant's request for consent), require Tenant at Tenant's expense to remove all partitions, counters, railings and other Alterations installed by Tenant, and to repair any damages to the Premises caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenants plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/supervision fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord, but which fee shall not exceed five percent (5%) of the cost of such Alterations; provided that if Tenant hires a construction supervisor reasonably approved by Landlord, such supervision fee shall be waived) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. The construction of initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9.

                                   ARTICLE 10

                                      LIENS

        Tenant shall keep the Premises and the Project free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within twenty (20) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

                                   ARTICLE 11

                                PROJECT SERVICES

         (a) Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 7:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, excepting local and national holidays, air conditioning and heat all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises. In addition, Landlord shall provide electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use. Janitorial and maintenance services shall be furnished five (5) days per week, excepting local and national holidays. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the common area air conditioning, heating, elevator, electrical intrabuilding network cable and plumbing systems. Except as provided in Section 11(g) below, Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and additional building services furnished to Tenant not uniformly furnished to all tenants of the Project at the rate generally charged by Landlord to tenants of the Project.

         (b) Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

         (c) If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Article 11(a) above, Tenant shall first obtain the written consent of Landlord, which Landlord may refuse in its sole and absolute discretion, to the use thereof and Landlord may cause an electric current meter or submeter to be installed in the Premises to measure the amount of such excess electric current consumed by Tenant in the Premises. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such excess electric current consumed by any such use as shown by said meter at the rates charged for such service by the city in which the Project is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred by Landlord in keeping account of the electric current so consumed.

         (d) If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property or injury to, or interference with, Tenant's business (including, but not limited to, loss of profits), however occurring, through or in connection with or incidental to failure to furnish any of the services or utilities specified in this Article 11.

         (e) If Tenant requires heating, ventilation and/or air conditioning during times other than the times provided in Article 11(a) above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord's reasonable and standard charge for such after-hours use.

         (f) Landlord may impose a reasonable charge for any utilities or services (other than electric current and heating, ventilation and/or air conditioning which shall be governed by Articles 11(c) and (e) above) utilized by Tenant in excess of the amount or type that Landlord reasonably determines is typical for general office use.

         (g) An "ABATEMENT EVENT" shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises, where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is not caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Tenant shall give Landlord notice ("ABATEMENT NOTICE") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Basic Rental and Tenant's Proportionate Share of Direct Costs and Tenant's obligation to pay for parking shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Basic Rental and Tenant's Proportionate Share of Direct Costs and Tenant's obligation to pay for parking for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Basic Rental and Tenant's Proportionate Share of Direct Costs allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. The term "ELIGIBILITY PERIOD" shall mean a period of five (5) consecutive business days after Landlord's receipt of any Abatement Notice(s). Such right to abate Basic Rental and Tenant's Proportionate Share of Direct Costs shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

                                   ARTICLE 12

                               RIGHTS OF LANDLORD

        Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Property, showing the same during normal business hours to prospective tenants, lenders or purchasers of the Project (during the last nine
(9) months of the Term only), in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease.

                                   ARTICLE 13

                 INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

         (a) INDEMNITY. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or the Project including Tenant's Signage rights set forth in Article 33 or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any negligence or intentional misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys' fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. However, notwithstanding the foregoing, Tenant shall not be required to indemnify and/or hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively, "CLAIMS"), to any person, property or entity to the extent resulting from the negligence or intentional misconduct of Landlord or its agents, contractors, or employees (except for damage to the Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises in which case Tenant shall be responsible to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease). Landlord hereby indemnifies Tenant and holds Tenant harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees; provided, however, that because Landlord maintains insurance on the Project and Tenant compensates Landlord for such insurance as part of Tenant's Proportionate Share of Direct Costs and because of the existence of waivers of subrogation set forth in Article 14 of this Lease, Landlord hereby indemnifies and holds Tenant harmless from any Claims with respect to any property outside of the Premises to the extent such Claim is covered by such insurance, even if resulting from the negligent acts or omissions of Tenant or those of its agents, contractors, or employees. Similarly, since Tenant must carry insurance pursuant to Article 14 to cover its personal property within the Premises and the Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim with respect to any property within the Premises, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts or omissions of Landlord or those of its agents, contractors, or employees. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, excepting where the damage is caused solely by the gross negligence or intentional misconduct of Landlord.

         (b) EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury to Tenant's business, or loss of income therefrom, or, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord, or its authorized agents, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding network cable, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the building.

         Landlord shall not be liable for losses due to theft, vandalism, or like causes.

                                   ARTICLE 14

                                    INSURANCE

         (a) TENANT'S INSURANCE. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate, including products liability coverage if applicable, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker's Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering failure of Tenant's telecommunications equipment and covering all other perils, failures or interruptions. Tenant shall carry and maintain during the entire Lease Term (including any option periods, if applicable), at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord, so long as such increased amounts and/or other types of insurance coverage are then generally required by comparable landlords of comparable first-class, institutional quality office buildings in the vicinity of the Project.

         (b) FORM OF POLICIES. The aforementioned minimum limits of policies and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, Landlord's property manager, Landlord's lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant's policy is primary as to Claims arising within the Premises and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to), upon prior notice to Tenant and the expiration of a five (5) day cure period, procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are extended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

         (c) LANDLORD'S INSURANCE. Landlord shall, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may (but shall not be required to) carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance at its election or if required by its lender from time to time during the Term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. The costs of such insurance shall be included in Operating Costs.

         (d) WAIVER OF SUBROGATION. Landlord and Tenant each agree to have their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c) waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

         (e) COMPLIANCE WITH LAW. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the Term of this Lease on the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense in accordance with all other Lease provisions, and subject to the provisions of Article 9, 10 and 11, hereof, make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING

        Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

         (a) That the proposed transferee shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

                  (i) The use to be made of the Premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage rent lease to, another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

                  (ii) The financial responsibility of the proposed transferee is not reasonably satisfactory to Landlord;

                  (iii) The proposed transferee is either a governmental agency or instrumentality thereof; or

                  (iv) Either the proposed transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed transferee is negotiating with Landlord to lease space in the Project.

         (b) Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord Landlord's then standard processing fee and reasonable attorneys' fees and costs incurred in connection with the proposed transfer up to the aggregate sum of $1,500.00;

         (c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

         (d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto. It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "TRANSFER") that (i) upon Landlord's consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any "Transfer Premium" (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, "TRANSFEREE") shall agree to pay Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by a Transferee in connection with a Transfer in excess of the rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer and if such Transfer is less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. In any event, the Transfer Premium shall be calculated after deducting the reasonable expenses incurred by Tenant for (1) any changes, alterations and improvements to the Premises paid for by Tenant in connection with the Transfer, (2) any other out-of-pocket monetary concessions provided by Tenant to the Transferee, and (3) any brokerage commissions paid for by Tenant in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any sale, assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be void and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this
Article 15 or the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment, an injunction for the relief sought and/or monetary damages, and Tenant hereby waives any right at law or equity to terminate this Lease.

        Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant within thirty
(30) days after Landlord's receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the Transfer. If this Lease is so terminated with respect to less than the entire Premises, the Basic Rental and Tenant's Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same.

        Notwithstanding anything in this Article 15, Tenant shall be permitted, without obtaining Landlord's prior written consent but upon notice to Landlord, to sublease all or any portion of the Premises to Archive.com. Landlord's right of recapture and Tenant's obligation to pay any Transfer Premium shall not apply to Tenant's sublease to Archive.com. For purposes of this Lease, a sublease to a third party other than Archive.com which sublease commences prior to Tenant's occupancy of any portion of the Premises pursuant to this Lease, shall be referred to as the "INITIAL SUBLEASE." In the event Tenant enters into an Initial Sublease of the Premises, such Initial Sublease shall not trigger the recapture right set forth above, nor shall the Initial Sublease trigger the obligation to pay any Transfer Premium to Landlord (so long as such Initial Sublease is not more than ten percent (10%) higher than the rent which would have been payable by Archive.com), but the Initial Sublease will be subject to all other provisions of this Article 15.

                                   ARTICLE 16

                              DAMAGE OR DESTRUCTION

        Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage, Landlord shall notify Tenant ("DAMAGE REPAIR ESTIMATE") of Landlord's estimated assessment of the period of time in which the repairs will be completed. If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided the Damage Repair Estimate indicates that repairs can be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under
Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord's repair of such damage. If, however, the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make them in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty
(60) days to vacate the Premises, and rent shall be abated during such time to the extent permitted by this Article 16. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. However, if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within two hundred ten (210) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Tenant may elect, not later than thirty (30) days after Tenant's receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. In the event that the Premises or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term and if such damage shall take longer than sixty (60) days to repair and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, licensees, invitees or agents, then notwithstanding anything in this
Article 16 to the contrary, Tenant shall have the option to terminate this Lease by written notice to Landlord of the exercise of such option within sixty (60) days after Tenant learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Except for proceeds relating to Tenant's furniture, furnishings, trade fixtures and equipment, Tenant acknowledges that Tenant shall have no right to any proceeds of insurance relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

                                   ARTICLE 17

                                  SUBORDINATION

        Landlord hereby agrees to use commercially reasonable efforts to obtain a commercially reasonable non-disturbance agreement in favor of Tenant from the current lender for the Project. This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant's right of possession under this Lease if there does not then or thereafter exist an Event of Default by Tenant under this Lease beyond any applicable cure period. Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within ten (10) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord's default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 18

                                 EMINENT DOMAIN

        If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord's option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

                                   ARTICLE 19

                                     DEFAULT

         (a) TENANT'S DEFAULT. Each of the following acts or omissions of Tenant or of any guarantor of Tenant's performance hereunder, or occurrences, shall constitute an "EVENT OF DEFAULT":

               (i) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within five (5) business days after notice that the same is due or payable hereunder; said five
(5) business day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

               (ii) Except as set forth in items (i) above and (iii) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure; however, if the nature of such default is such that the same cannot be reasonably cured within a thirty (30) day period, Tenant shall not be deemed to be in default if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law; or

               (iii) Tenant's failure to observe or perform according to the provisions of Articles 7, 17 or 25 within five (5) business days after notice from Landlord; provided that as to Article 7 only, if the nature of such default is such that the same cannot be reasonably cured within a five (5) business day period, Tenant shall not be deemed to be in default if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default.

         (b) LANDLORD'S DEFAULT. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

                                   ARTICLE 20

                                    REMEDIES

         (a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this Article 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (b) Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease. (c) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord's rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

         (d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

         (e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of twelve percent (12%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Basic Rental is not paid within ten (10) days after Landlord delivers notice to Tenant that the same is due, a late charge equal to five percent (5%) of the amount overdue shall be assessed and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

                                   ARTICLE 21

                         TRANSFER OF LANDLORD'S INTEREST

        In the event of any transfer or termination of Landlord's interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within ten (10) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

                                   ARTICLE 22

                                     BROKER

        In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.

                                   ARTICLE 23

                                     PARKING

        Within one (1) year after the date Archive.com (or the subtenant under the Initial Sublease of the Premises) vacates the Premises, Tenant shall, by written notice ("PARKING NOTICE") to Landlord, indicate the number of parking passes to which Tenant is entitled hereunder and to which Tenant shall commit to lease for the remainder of the Term of this Lease. If Tenant fails to deliver a Parking Notice to Landlord within twelve (12) months after the above date, Tenant shall be deemed to have committed to lease all of the parking passes specified in Section 1(I) of the Basic Lease Provisions. If Tenant's Parking Notice indicates that Tenant commits to lease less than the entire number of parking passes to which Tenant is entitled, any such parking passes which Tenant does not commit to lease shall be subsequently available to Tenant only if, at the time Tenant wishes to lease such additional parking passes, Landlord reasonably determines that such parking passes are then available. Tenant shall pay to Landlord for automobile parking passes the prevailing rate charged from time to time at the location of such parking passes. In addition to the rates described above, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant shall have the right, upon prior written notice to Landlord, to convert from the allotment set forth in Section 1(I) of the Basic Lease Provisions up to one (1) parking pass per 1,000 usable square feet of the Premises into reserved parking, and Tenant shall pay the prevailing parking rate charged by Landlord for such reserved parking (plus any applicable taxes). The reserved parking shall be at a location in the Project parking facility reasonably designated by Landlord. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may relocate any reserved parking spaces rented by Tenant to another location in the Parking project facility. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except in connection with the Initial Sublease of the Premises or in connection with a Transfer which is approved by Landlord pursuant to Article 15.

Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

                                   ARTICLE 24

                                     WAIVER

        No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No provision of this Lease may be waived by Landlord or Tenant, except by an instrument in writing executed by Landlord and Tenant. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

                                   ARTICLE 25

                              ESTOPPEL CERTIFICATE

        Tenant shall, at any time and from time to time, upon not less than ten
(10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant's security deposit, if any; and (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. In connection with a proposed Transfer, corporate financing or corporate reorganization by Tenant, Landlord agrees to, within twenty (20) days after written request from Tenant, execute and deliver to Tenant a statement in writing prepared by Tenant and edited by Landlord as reasonably necessary, stating (i) that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and specifying such modifications), (ii) the dates to which Tenant has paid Rent, adjustments to Rent, and other charges paid by Tenant in advance, if any, and (iii) whether or not, to the best of Landlord's knowledge, Tenant is in default in the performance of any covenant, agreement or condition contained in the Lease or whether there are events or conditions in existence which, with the passage of time or notice or both, would constitute a default by Tenant hereunder, and, if so, specifying each such default of which Landlord may have knowledge.

                                   ARTICLE 26

                              LIABILITY OF LANDLORD

        Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to ninety percent (90%) of the then current value of the Project. No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the "REPRESENTATIVE") shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall automatically cease and terminate as of the date that Landlord or any of Landlord's Representatives no longer have any right, title or interest in or to the Project. Notwithstanding anything to the contrary in this Lease, Landlord shall not be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

                                   ARTICLE 27

                              INABILITY TO PERFORM

        This Lease and the obligations of both parties hereunder shall not be affected or impaired because such party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of such party (collectively, a "FORCE MAJEURE") and both parties' obligations under this Lease shall be forgiven and suspended by any such Force Majeure; provided, however, that this Article 27 is not intended to, and shall not, extend the time period for the payment of any monetary amounts due (including, without limitation, rent payments from Tenant) from either party to the other under this Lease nor relieve either party from their monetary obligations to the other under this Lease.

                                   ARTICLE 28

                                 HAZARDOUS WASTE

         (a) Tenant shall not cause or permit any Hazardous Material (as defined in Article 28(c) below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees. Tenant indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project and subject to the provisions of Articles 9, 10 and 11, hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof.

         (b) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or
(iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

         (c) As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos,
(vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "Hazardous Substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317),
(ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq. (42 U.S.C. ss. 6903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601). Notwithstanding anything to the contrary contained herein, the term "Hazardous Materials" shall not be deemed to include (A) general office supplies typically used in the ordinary course of business (e.g., copier toner, liquid paper, glue, ink, and cleaning solvents) or
(B) gasoline or diesel fuel contained in the fuel tanks of motor vehicles parked within the Project parking facility, so long as in each case of (A) and (B) above, such materials are incidental to Tenant's use of the Premises for the Permitted Use and are used in compliance with all applicable Laws.

         (d) As used herein, the term "LAWS" mean any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Article 28(c) above.

                                   ARTICLE 29

                   SURRENDER OF PREMISES; REMOVAL OF PROPERTY

         (a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

         (b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from the installation and removal of such items to be removed.

         (c) Whenever Landlord shall reenter the Premises as provided in Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys' fees for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

         (d) All fixtures, equipment, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in, or requested by Landlord in accordance with, this Lease or unless such removal is required by Landlord. Such fixtures, equipment, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

                                   ARTICLE 30

                                  MISCELLANEOUS

         (a) SEVERABILITY; ENTIRE AGREEMENT. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect. This Lease and the Exhibits and any Addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest.

         (b) ATTORNEYS' FEES; WAIVER OF JURY TRIAL.

                  (i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees and costs in such suit and such attorneys' fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

                  (ii) EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

         (c) TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

         (d) HEADINGS; JOINT AND SEVERAL. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

         (e) RESERVED AREA. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord. Notwithstanding the foregoing, Tenant shall have the right to use the plenum space above the ceiling, subject to obtaining all required approvals of Landlord pursuant to this Lease.

         (f) NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

         (g) USE OF PROJECT NAME; IMPROVEMENTS. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby; provided that Landlord shall use commercially reasonable efforts to minimize any disruption of Tenant's use caused by such construction or renovation, and shall not block Tenant's access to the Premises.


         (h) RULES AND REGULATIONS. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as Exhibit "B" and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant. Landlord shall not enforce the Rules and Regulations in a discriminatory manner, or so as to deprive Tenant of any material right or benefit provided to Tenant by this Lease.

         (i) QUIET POSSESSION. Upon Tenant's paying the Basic Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

         (j) RENT. All payments required to be made hereunder to Landlord shall be deemed to be rent, whether or not described as such.

         (k) SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         (l) NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at 44 Farnsworth Street, 9th floor, Boston, Massachusetts 02210, Attention: Susan Nelson, Vice President of Administration, with a courtesy copy to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention:
Saul Sarrett, Esq., Associate General Counsel or to Landlord at the management office for the Project, with a copy to Landlord, c/o Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, Attn: Legal Department. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.

         (m) INTENTIONALLY OMITTED.

         (n) RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

         (o) ACCESS, CHANGES IN PROJECT, FACILITIES, NAME.

                  (i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

                  (ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

                  (iii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

                  (iv) Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Project at any time.

         (p) SIGNING AUTHORITY. Concurrently with Tenant's execution of this Lease, Tenant shall provide to Landlord reasonably satisfactory evidence that the individuals executing this Lease on behalf of Tenant are authorized to bind Tenant and to enter into this Lease.

         (q) INTENTIONALLY OMITTED.

         (r) INTENTIONALLY OMITTED.

         (s) SURVIVAL OF OBLIGATIONS. Any obligations of Landlord or Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

         (t) INTENTIONALLY OMITTED.

         (u) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of Los Angeles. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

         (v) EXHIBITS AND ADDENDUM. The Exhibits and Addendum, if applicable, attached hereto are incorporated herein by this reference as if fully set forth herein.

         (w) REASONABLE CONSENT. Except for matters for which there is a standard of consent or approval specifically set forth in this Lease (other than a reasonableness standard), and except for matters which could affect (i) the systems and equipment of the Project; (ii) structural aspects of the Project or
(iii) the exterior appearance of the Project, in which case Landlord shall have the right to act in its sole and absolute discretion (but at all times in good faith), any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

         (x) COMMUNICATION EQUIPMENT. If Tenant desires to use the roof of the Project to install communication equipment to be used from the Premises, Tenant may negotiate with Landlord's rooftop management company (currently APEX) for a license to install such equipment. Any communication equipment installed by Tenant shall not exceed two (2) feet in height or diameter, shall be at a location reasonably designated by Landlord and shall be subject to all governmental laws, rules and regulations and covenants, conditions and restrictions. Tenant's communication equipment license will be memorialized pursuant to a separate license agreement between Tenant and such management company. Tenant's rights pursuant to this Section 30(x) are contingent upon availability of space on the roof of the Project and the negotiation of a mutually acceptable license agreement. The rent payable by Tenant for such rooftop communication equipment shall be the prevailing rate charged by Apex for such communication equipment.

                                   ARTICLE 31

                                    DIRECTORY

        Provided Tenant is not in default hereunder, Tenant, at Tenant's sole cost and expense, shall have the right to ten (10) lines in the lobby directory during the Lease Term.

                                   ARTICLE 32

                                OPTION TO EXTEND

         (a) OPTION RIGHT. Landlord hereby grants the Tenant named in this Lease (the "ORIGINAL TENANT") two (2) options (each, an "OPTION") to extend the Lease Term for the entire Premises for a period of five (5) years each (each, an "OPTION TERM"), which option shall be exercisable only by written notice delivered by Tenant to Landlord set forth below. The second Option shall be exercisable only in the event Tenant has exercised the first Option pursuant to this Article 32. The rights contained in this Article 32 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant's Acceptance (as defined in Section 32(c) below).

         (b) OPTION RENT. The rent payable by Tenant during the Option Term ("OPTION RENT") shall be equal to the "Market Rent" (defined below), but in no event shall the Option Rent be less than Tenant is paying under the Lease on the month immediately preceding the applicable Option Term for monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges. Notwithstanding the foregoing, in the event Tenant exercises the first Option to extend granted pursuant to this Article 32, and also exercises Tenant's option to extend for all of the premises currently leased by Tenant from Landlord's affiliate at 400 Corporate Pointe, which space consists of approximately 48,202 rentable square feet, the rent payable by Tenant during the Option Term shall be equal to ninety-five percent (95%) of the Market Rent; provided that, as to the second Option, regardless of whether Tenant exercises its Option to extend its lease of space at 400 Corporate Pointe, the rent payable during the second Option Term shall be one hundred percent (100%) of the Market Rent. "MARKET RENT" shall mean the applicable Monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges at which tenants, as of the time of Landlord's "Option Rent Notice" (as defined below), are entering into leases with comparable landlords of comparable buildings in the vicinity of the Project for non-sublease, non-equity (i.e., not being offered equity in the building), non-expansion, and non-affiliated tenants for comparable space, for a comparable use, and for a comparable term, with the determination of Market Rent to take into account all relevant factors, including, without limitation, the following to the extent applicable: (i) rental abatement (exclusive of construction periods), (ii) lease takeovers/ assumptions by the landlord, (iii) relocation/moving allowances, (iv) tenant improvement allowances, and (v) any other concessions or inducements.

         (c) EXERCISE OF OPTION. The Options shall be exercised by Tenant only in the following manner: (i) Tenant shall not be in default, and shall not have been in default under this Lease more than once, on the delivery date of the Interest Notice and Tenant's Acceptance; (ii) Tenant shall deliver written notice ("INTEREST NOTICE") to Landlord not more than fifteen (15) months nor less than nine (9) months prior to the expiration of the Lease Term (or the first Option Term, as applicable), stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord's receipt of Tenant's written notice, Landlord shall deliver notice ("OPTION RENT NOTICE") to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within five
(5) business days after receipt of the Option Rent Notice ("TENANT'S ACCEPTANCE") and upon, and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. Tenant's failure to deliver the Interest Notice or Tenant's Acceptance on or before the dates specified above shall be deemed to constitute Tenant's election not to exercise the Option. If Tenant timely and properly exercises its Option, the Lease Term (or the first Option Term, as applicable) shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant's Acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in
Section 32(d) below.

         (d) DETERMINATION OF MARKET RENT. If Tenant timely and appropriately objects to the Market Rent in Tenant's Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant's Acceptance ("OUTSIDE AGREEMENT Date"), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through
(vii):

                  (i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of commercial high-rise properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above.

                  (ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

                  (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

                  (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                  (v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                  (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

                  (vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

        IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

"LANDLORD"                                ARDEN REALTY FINANCE IV, L.L.C.,
                                          a Delaware limited liability company

                                          By:
                                             ---------------------------------
                                             VICTOR J. COLEMAN
                                             Its: President and COO

                                          By:
                                             ---------------------------------
                                             Its:
                                                 -----------------------------

"TENANT"                                  INVESTMENT TECHNOLOGY GROUP, INC.,

                                          a Delaware corporation

                                          By:
                                             ---------------------------------
                                          Print Name:
                                                     -------------------------
                                                    Title:
                                                          --------------------

                                          By:
                                             ---------------------------------
                                          Print Name:
                                                     -------------------------
                                                    Title:
                                                          --------------------

                                   EXHIBIT "A"

                                    PREMISES

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

        1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord's prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

        2. Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord's prior written consent.

        3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises. Under no circumstances is trash to be stored in the corridors. Notice must be given to Landlord for any large deliveries. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

        4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

        5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises. Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other common areas. Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation. All costs for said signage shall be Tenant's responsibility.

        6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant's cost, upon Landlord's written notice of such determination and demand for removal thereof.

        7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

        8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

        9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

        10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

        11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

        12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

        13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office. No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises.

        14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

        15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord's locksmith only.

        16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

        17. Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants' initial move-in to their premises, and final departure therefrom.

        18. Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

        19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

        20. The requirements of tenants will be attended to only upon application to the Office of the Project.

        21. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

        22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

        23. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

        24. There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

        25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting fixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

        26. Parking.

               (a) Project parking facility hours shall be 7:00 a.m. to 7:00 p.m., Monday through Friday, and closed on weekends, state and federal holidays excepted, as such hours may be revised from time to time by Landlord.

               (b) Automobiles must be parked entirely within the stall lines on the floor.

               (c) All directional signs and arrows must be observed.

               (d) The speed limit shall be 5 miles per hour.

               (e) Parking is prohibited in areas not striped for parking.

               (f) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of

$25.00 for loss of any parking card. There shall be a security deposit of $25.00 due at issuance for each card key issued to Tenant.

               (g) The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use the parking facilities.

               (h) Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

               (i) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker's expense. In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

               (j) Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

               (k) All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

               (l) Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

               (m) The Parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

               (n) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

               (o) Tenant agrees to acquaint all employees with these Rules and Regulations.

               (p) No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

        27. The Project is a non-smoking Project. Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

                                   EXHIBIT "C"

                           NOTICE OF LEASE TERM DATES
                        AND TENANT'S PROPORTIONATE SHARE

TO:_____________________________________                  DATE:_________________
________________________________________
________________________________________


RE:     Lease dated ________________, 2000, between ____________________________
         ____________________________ "LANDLORD"), and _________________________
         ____________________________ ("TENANT"), concerning Suite ________, located at ____________________________.

Ladies and Gentlemen:

        In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

        1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

        2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of ____________ for a term of ________________________ ending on
________________________.

        3. That in accordance with the Lease, Basic Rental commenced to accrue on ____________________________.

        4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

        5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to ________________________ at ________________________________________________.

        6. The exact number of rentable square feet within the Premises is __________ square feet.

        7. Tenant's Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is _______%.

AGREED AND ACCEPTED:

TENANT:


____________________________,

a___________________________

By:_________________________
   Its:_____________________

                                   EXHIBIT "D"

                               TENANT WORK LETTER

        This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the renovation of the Premises, in sequence, as such issues will arise.

                                    SECTION 1

                 LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

        Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Premises, and (ii) of the floor of the Project on which the Premises is located (collectively, the "BASE, SHELL AND CORE"). Tenant has inspected and hereby approves the condition of the Base, Shell and Core, and agrees that the Base, Shell and Core shall be delivered to Tenant in its current "as-is" condition. The improvements to be initially installed in the Premises shall be designed and constructed pursuant to this Tenant Work Letter.

                                    SECTION 2

                                  IMPROVEMENTS

        2.1 IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time improvement allowance (the "IMPROVEMENT ALLOWANCE ") in the amount of $444,120.00 (based upon $20.00 per usable square foot of the Premises) for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "IMPROVEMENTS"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance not used by Tenant by the date which is (i) the last day of the calendar month which is thirty-six (36) full calendar months after the Commencement Date, in the event Tenant enters into a sublease with Archive.com or another Initial Sublease, or (ii) one (1) year after the Commencement Date in the event Archive.com does not enter into a sublease for the Premises and there is no other Initial Sublease.

        2.2 DISBURSEMENT OF THE IMPROVEMENT ALLOWANCE. Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process provided below) for costs related to the construction of the Improvements and for the following items and costs (collectively, the "IMPROVEMENT ALLOWANCE ITEMS "): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter and of other engineers and consultants which Tenant may reasonably require for the design and construction of the Improvements (including, without limitation, lighting, acoustic and ergonomic consultants), and payment of the out of pocket fees incurred by, and the out of pocket cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of plan check, permit, license fees and construction supervision fees relating to the construction of the Improvements; (iii) the cost of construction of the Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors' fees and general conditions (provided, however, the Contractor and any subcontractors shall not be charged for parking); (iv) the cost of any changes in the Base, Shell and Core required by the Construction Drawings; (v) the cost of any changes to the Construction Drawings or Improvements required by applicable building codes (the "CODE "); (vi) the fees of any project manager retained by Tenant to supervise the construction of the Improvements; and (vii) the "Landlord Coordination Fee", as that term is defined in Section 4.3 of this Tenant Work Letter. However, in no event shall more than Three and 00/100 Dollars ($3.00) per usable square foot of the Improvement Allowance be used for the items described in (i) and (ii) above; any additional amount incurred as a result of (i) and (ii) above shall be deemed to constitute an Over-Allowance Amount. During the construction of the Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement

Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

               2.2.1 MONTHLY DISBURSEMENTS. On or before the first day of each calendar month during the construction of the Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and
(iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "FINAL RETENTION"), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               2.2.2 FINAL RETENTION. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Project, the curtain wall of the Project, the structure or exterior appearance of the Project, or any other tenant's use of such other tenant's leased premises in the Project and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed.

               2.2.3 OTHER TERMS. Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items. All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed Landlord's property.

        2.3 STANDARD IMPROVEMENT PACKAGE. Landlord has established specifications (the "SPECIFICATIONS ") for the Project standard components to be used in the construction of the Improvements in the Premises (collectively, the "STANDARD IMPROVEMENT PACKAGE "), which Specifications are available upon request. The quality of Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Improvements to comply with certain Specifications.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

        3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain an architect/space planner reasonably approved by Landlord (the "ARCHITECT ") to prepare the "Construction Drawings," as that term is defined in this Section
3.1. Tenant shall also retain the engineering consultants designated by Landlord (the "ENGINEERS ") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Tenant Improvements. Landlord shall ensure that the charges of the Engineers are competitive (although not necessarily the lowest available). The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS ." All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

        3.2 FINAL SPACE PLAN. Tenant and the Architect shall prepare the final space plan for Improvements in the Premises (collectively, the "FINAL SPACE PLAN"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect and Landlord's failure to give Tenant written notice of any such objection within said five (5) business-day period shall be deemed approval by Landlord of the Final Space Plan. If Landlord notifies Tenant that the Final Space Plan is deficient in any respect, Tenant shall within three (3) business days thereafter cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

        3.3 FINAL WORKING DRAWINGS. After Landlord approves the Final Space Plan, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS ") and shall submit the same to Landlord for Landlord's approval. However, if Tenant reasonably determines that the Engineers are not reasonably responsive to Tenant's requirements, Tenant may so notify Landlord in writing and if Landlord does not cause such Engineers to be so responsive within one (1) business day after receipt of Tenant's notice, then the thirty (30) day period set forth above shall be extended for each day after the expiration of said one (1) business day cure period that completion of the Final Working Drawings are so delayed as a result of the failure of the Engineers to be reasonably responsive. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect and Landlord's failure to give Tenant written notice of any such objection within said five (5) business-day period shall be deemed approval by Landlord of the Final Working Drawings. If Landlord notifies Tenant that the Final Working Drawings are deficient in any respect, Tenant shall within five (5) business days thereafter revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

        3.4 PERMITS. The Final Working Drawings shall be approved by Landlord (the "APPROVED WORKING DRAWINGS ") prior to the commencement of the construction of the Improvements. Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Improvements (the "PERMITS "). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                                    SECTION 4

                        CONSTRUCTION OF THE IMPROVEMENTS

        4.1 CONTRACTOR. The contractor which shall construct the Improvements shall be a contractor selected pursuant to the following procedure. The Final Working Drawings shall be submitted by Tenant to three (3) general contractors: one (1) such general contractor shall be selected by Landlord and the other two
(2) general contractors shall be selected by Tenant on or before the date the Final Working Drawings are approved by Landlord and Tenant and which contractor so selected by Tenant shall be subject to Landlord's reasonable approval. Each such contractor shall submit a sealed, fixed price contract bid (on such bid form as Landlord shall designate) to construct the Improvements. Each contractor shall be notified in the bid package of the time schedule for construction of the Improvements. The subcontractors utilized by the Contractor shall be subject to Landlord's reasonable approval and the bidding instructions shall provide that as to work affecting the structure of the Project and/or the systems and equipment of the Project, Landlord shall be entitled to designate the subcontractors. The bids shall be submitted promptly to Tenant and a reconciliation shall be performed by Tenant to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made and a low bidder determined. Tenant shall select the contractor who shall be the lowest bidder and who states that it will be able to meet Tenant's reasonable construction schedule. The contractor selected may be referred to herein as the "CONTRACTOR".

        4.2 TENANT'S AGENTS. All subcontractors, laborers, materialmen, and suppliers used by the Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of the Tenant's proposed subcontractors, laborers, materialmen or suppliers, the Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval. Notwithstanding the foregoing, the Tenant shall be required to utilize subcontractors designated by Landlord for any mechanical, electrical, plumbing, life-safety, sprinkler, structural and air-balancing work.

        4.3 CONSTRUCTION OF IMPROVEMENTS BY CONTRACTOR. The Tenant shall independently retain, in accordance with Section 4.1 above, Contractor to construct the Improvements in accordance with the Approved Working Drawings. The Tenant shall pay a logistical coordination fee (the "LANDLORD COORDINATION FEE ") to Landlord in an amount equal to three percent (3%) of the total amount of the construction contract and general conditions between the Tenant and the Contractor. The Landlord Coordination Fee shall be waived in the event Tenant hires a construction manager reasonably approved by Landlord.

        4.4 INDEMNIFICATION & INSURANCE.

               4.4.1 INDEMNITY. Tenant's indemnity of Landlord as set forth in
Article 13 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents.

               4.4.2 REQUIREMENTS OF TENANT'S AGENTS. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

               4.4.3 INSURANCE REQUIREMENTS.

                      4.4.3.1 ENERAL COVERAGES. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 14 of this Lease.

                      4.4.3.2 PECIAL COVERAGES. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

                      4.4.3.3. GENERAL TERMS. Certificates for all insurance carried pursuant to this Section 4.4.3 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor's equipment is moved onto the site. In the event that the Improvements are damaged by any cause during the course of the construction thereof,

Tenant shall immediately repair the same at Tenant's sole cost and expense. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.

                                    SECTION 5

                                  MISCELLANEOUS

        5.1 TENANT'S REPRESENTATIVE. Tenant has designated Susan Nelson as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

        5.2 LANDLORD'S REPRESENTATIVE. Prior to commencement of construction of Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

        5.3 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.

        5.4 COMPLETION OF IMPROVEMENTS DURING THE TERM. Tenant hereby agrees and acknowledges that the Improvements in the Premises shall be constructed during the Term of this Lease and that the performance of such work shall not be deemed a constructive eviction nor shall Tenant be entitled to any abatement of rent in connection therewith. Further, until substantial completion of the construction of the Improvements, Tenant shall not be entitled to occupy the Premises; provided, however, that Tenant will remain responsible for the payment of Basic Rental and all Additional Rent during such non-occupancy period. Tenant shall be entitled to occupy the Premises upon the date of substantial completion of the Improvements in the Premises, which date shall occur upon the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items.

                              STANDARD OFFICE LEASE

                                 BY AND BETWEEN

                        ARDEN REALTY FINANCE IV, L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY,


                                  AS LANDLORD,

                                       AND


                        INVESTMENT TECHNOLOGY GROUP, INC,
                             A DELAWARE CORPORATION

                                    AS TENANT


                                   SUITE 1200


                              600 CORPORATE POINTE

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1      BASIC LEASE PROVISIONS..........................................1

ARTICLE 2      TERM/PREMISES...................................................2

ARTICLE 3      RENTAL..........................................................2
        (a)    Basic Rental....................................................2
        (b)    Increase in Direct Costs........................................2
        (c)    Definitions.....................................................3
        (d)    Determination of Payment........................................6

ARTICLE 4      SECURITY DEPOSIT................................................7

ARTICLE 5      HOLDING OVER....................................................8

ARTICLE 6      PERSONAL PROPERTY TAXES.........................................8

ARTICLE 7      USE.............................................................8

ARTICLE 8      CONDITION OF PREMISES...........................................9

ARTICLE 9      REPAIRS AND ALTERATIONS.........................................9

ARTICLE 10     LIENS..........................................................10

ARTICLE 11     PROJECT SERVICES...............................................11

ARTICLE 12     RIGHTS OF LANDLORD.............................................12

ARTICLE 13     INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY................13
        (a)    Indemnity......................................................13
        (b)    Exemption of Landlord from Liability...........................13

ARTICLE 14     INSURANCE......................................................13
        (a)    Tenant's Insurance.............................................13
        (b)    Form of Policies...............................................14
        (c)    Landlord's Insurance...........................................14
        (d)    Waiver of Subrogation..........................................14
        (e)    Compliance with Law............................................15

ARTICLE 15     ASSIGNMENT AND SUBLETTING......................................15

ARTICLE 16     DAMAGE OR DESTRUCTION..........................................17

ARTICLE 17     SUBORDINATION..................................................18

ARTICLE 18     EMINENT DOMAIN.................................................18

ARTICLE 19     DEFAULT........................................................19
        (a)    Tenant's Default.  ............................................19
        (b)    Landlord's Default.............................................19

ARTICLE 20     REMEDIES.......................................................19

ARTICLE 21     TRANSFER OF LANDLORD'S INTEREST................................21

ARTICLE 22     BROKER.........................................................21

ARTICLE 23     PARKING........................................................21

ARTICLE 24     WAIVER.........................................................22


                                      (i)

                                                                            PAGE
                                                                            ----

ARTICLE 25     ESTOPPEL CERTIFICATE...........................................22

ARTICLE 26     LIABILITY OF LANDLORD..........................................23

ARTICLE 27     INABILITY TO PERFORM...........................................23

ARTICLE 28     HAZARDOUS WASTE................................................23

ARTICLE 29     SURRENDER OF PREMISES; REMOVAL OF PROPERTY.....................24

ARTICLE 30     MISCELLANEOUS..................................................25
        (a)    Severability; Entire Agreement.................................25
        (b)    Attorneys' Fees; Waiver of Jury Trial..........................25
        (c)    Time of Essence................................................26
        (d)    Headings; Joint and Several.  .................................26
        (e)    Reserved Area..................................................26
        (f)    NO OPTION .....................................................26
        (g)    Use of Project Name; Improvements..............................26
        (h)    Rules and Regulations..........................................26
        (i)    Quiet Possession...............................................26
        (j)    Rent...........................................................26
        (k)    Successors and Assigns.........................................27
        (l)    Notices........................................................27
        (m)    Intentionally Omitted..........................................27
        (n)    Right of Landlord to Perform...................................27
        (o)    Access, Changes in Project, Facilities, Name...................27
        (p)    Signing Authority..............................................27
        (q)    Intentionally Omitted..........................................27
        (r)    Intentionally Omitted..........................................27
        (s)    Survival of Obligations.  .....................................28
        (t)    Intentionally Omitted..........................................28
        (u)    Governing Law..................................................28
        (v)    Exhibits and Addendum..........................................28
        (w)    Reasonable Consent.  ..........................................28
        (x)    Communication Equipment........................................28

ARTICLE 31     DIRECTORY......................................................28

ARTICLE 32     OPTION TO EXTEND...............................................28
        (a)    Option Right...................................................28
        (b)    Option Rent....................................................29
        (c)    Exercise of Option.............................................29
        (d)    Determination of Market Rent...................................29

Exhibit "A"    Premises
Exhibit "B"    Rules and Regulations

Exhibit "C"    Notice of Lease Term Dates and Tenant's Proportionate Share
Exhibit "D"    Tenant Work Letter


                                      (ii)

                                      INDEX

                                                                         PAGE(S)
                                                                         -------

Abatement Event...............................................................12
Abatement Notice..............................................................12
ADA............................................................................4
Additional Rent................................................................3
Alterations....................................................................9
Approved Working Drawings..............................................EXHIBIT D
Architect..............................................................EXHIBIT D
Base Year......................................................................1
Base, Shell and Core...................................................EXHIBIT D
Basic Rental...................................................................1
Brokers........................................................................1
Claims........................................................................13
Code...................................................................EXHIBIT D
Commencement Date..............................................................1
Construction Drawings..................................................EXHIBIT D
Contractor.............................................................EXHIBIT D
Cosmetic Alterations..........................................................10
Damage Repair Estimate........................................................16
Direct Costs...................................................................3
Eligibility Period............................................................12
Engineers..............................................................EXHIBIT D
Estimate.......................................................................6
Estimate Statement.............................................................6
Estimated Excess...............................................................6
Event of Default..............................................................19
Excess.........................................................................6
Expiration Date................................................................1
Final Retention........................................................EXHIBIT C
Final Space Plan.......................................................EXHIBIT D
Final Working Drawings.................................................EXHIBIT D
First Month's Rent.............................................................1
Force Majeure.................................................................23
Hazardous Material............................................................24
Improvement Allowance..................................................EXHIBIT D
Improvement Allowance Items............................................EXHIBIT D
Improvements...........................................................EXHIBIT D
Initial Sublease..............................................................16
Interest Notice...............................................................29
Landlord.......................................................................1
Landlord Coordination Fee..............................................EXHIBIT D
Laws..........................................................................24
Lease..........................................................................1
Lease Year.....................................................................1
Market Rent...................................................................29
Option........................................................................28
Option Rent...................................................................28
Option Rent Notice............................................................29
Option Term...................................................................28
Original Tenant...............................................................28
Outside Agreement Date........................................................29
Parking Notice................................................................21
Parking Passes.................................................................1
Permits................................................................EXHIBIT D
Permitted Use..................................................................1
Premises.......................................................................1
Project........................................................................1
Real Property..................................................................3
Representative................................................................23


                                     (iii)

                                                                         PAGE(S)
                                                                         -------

Review Period..................................................................6
Security Deposit...............................................................1
Specifications.........................................................EXHIBIT D
Square Footage.................................................................1
Standard Improvement Package...........................................EXHIBIT D
Statement......................................................................6
Tenant.........................................................................1
Tenant Improvements............................................................9
Tenant's Acceptance...........................................................29
Tenant's Agents........................................................EXHIBIT D
Tenant's Proportionate Share...................................................1
Term...........................................................................1
Transfer Premium..............................................................16
Transferee....................................................................16


                                      (iv)